Exhibit 23.1

Registered with the Public Company
Accounting Oversight Board

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use of our report dated July 1, 2013, with respect to the financial statements of Profire Energy, Inc., in its registration statement on Form S-1 relating to the registration of 2,172,405 shares of common stock.  We also consent to the reference of our firm under the caption “Experts” in the registration statement.

/s/  Sadler, Gibb & Associates, LLC

Sadler, Gibb & Associates, LLC

Salt Lake City, UT
December 20, 2013